UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2017

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2017 Annual Meeting of Shareholders (Meeting) on May 25, 2017.  There were issued and outstanding and entitled to vote at the Annual Meeting 8,103,139 shares of common stock.  Present at the meeting, in person or by proxy, were 7,490,012 shares of common stock of the Company.  The matters set forth below were voted upon:

Proposal No. 1 – Election of Directors

The election of eight nominees for the Board of Directors who will serve for a one-year term was voted on by the shareholders.  The Inspector of Elections certified the following vote tabulations for the nominees, all of whom were elected:

	Votes For	Votes Withheld	Non Votes

Robert H. Bartlein	4,984,130	1,549,029	956,853
Jean W. Blois	4,762,138	1,771,021	956,853
John D. Illgen	4,789,012	1,744,147	956,853
James W. Lokey	4,537,012	1,996,147	956,853
Shereef Moharram	4,787,969	1,745,190	956,853
William R. Peeples	4,916,910	1,616,249	956,853
Martin E. Plourd	4,788,912	1,744,247	956,853
Kirk B. Stovesand	4,996,730	1,536,429	956,853

Proposal No.2 – Amendment to the Articles of Incorporation

The Inspector of Elections certified the following vote tabulations to consider and approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from twenty million (20,000,000) to sixty million (60,000,000) which passed with more than the required number of “for” votes:

Votes For	Votes Against	Abstain	Non-Votes
4,181,772	3,148,713	159,527	0

Proposal No.3 – Amendment to the Community West Bancshares 2014 Stock Option Plan

The Inspector of Elections certified the following vote tabulations to consider and approve an amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to an aggregate of 750,000 which passed with more than the required number of “for” votes:

Votes For	Votes Against	Abstain	Non-Votes
4,465,898	1,921,127	146,134	956,853

Proposal No. 4 - Ratification of the Company’s Independent Auditors

The Inspector of Elections certified the following vote tabulations for the proposal to ratify the selection of RSM US LLP, which passed with more than the required number of “for” votes:

Votes For	Votes Against	Abstain	Non-Votes
6,779,887	79,430	630,695	0

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2017

COMMUNITY WEST BANCSHARES

By:	/s/Susan C. Thompson

Susan C. Thompson
Executive Vice President and
Chief Financial Officer